Shareholder Relations	NEWS RELEASE
288 Union Street,
Rockland, MA 02370

Contacts:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Robert D. Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES QUARTERLY DIVIDEND

Rockland, MA (September 19, 2013) - The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.22 per share dividend which will be payable on October 11, 2013, to stockholders of record as of the close of business on September 30, 2013.
Rockland Trust is a full-service commercial bank headquartered in Massachusetts with $5.9 billion in assets. The sole bank subsidiary of Independent Bank Corp., Rockland Trust provides a wide range of consumer, business, investment, and insurance products and services. Named a Boston Globe "Best Place to Work" for four consecutive years and one of America's "Best Banks" by Forbes for three consecutive years, Rockland Trust's network consists of 75 retail branches, 10 commercial lending offices, four investment management offices, and three residential lending centers throughout Eastern Massachusetts and Rhode Island. To find out why Rockland Trust is the bank "Where Each Relationship Matters®", please visit www.RocklandTrust.com. Member FDIC. Equal Housing Lender.